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                                                                    Exhibit 4.13

                             DOLE FOOD COMPANY, INC.
                         MASTER RETIREMENT SAVINGS TRUST
                                (DAILY VALUATION)

     THIS AGREEMENT is made effective as of the 1st day of February, 1999 between DOLE FOOD COMPANY, INC., a Hawaiian corporation of Westlake Village, California, herein referred to as the "Company", and THE NORTHERN TRUST COMPANY an Illinois corporation, of Chicago, Illinois, as Trustee and constitutes an amendment and restatement of the trust agreement serving as the funding medium for the 401(k) Plan for Salaried Employees of Dole Food Company, Inc. and Participating Subsidiaries and Divisions and the 401(k) Plan for Hourly Employees of Dole Food Company, Inc. and Participating Subsidiaries and Divisions to be known as the DOLE FOOD COMPANY, INC. MASTER RETIREMENT SAVINGS TRUST (DAILY VALUATION) and under which the Trustee is accepting appointment as successor trustee.

     With respect to each Plan for which this agreement is adopted by the Committee as the funding medium, the Committee shall appoint the Trustee as successor under the trust agreement which is the predecessor funding medium for the Plan, shall direct the Trustee as successor under that trust agreement to add the assets held thereunder to the assets of the Trust Fund and shall appoint the Committee as the fiduciary which has the responsibility for administering the Plan and as the fiduciary which has the responsibility for Plan investments.

     The Trust Fund shall consist of all assets held by the Trustee as of the date of this agreement or hereafter acquired by the Trustee as trustee or successor trustee under any other trust agreement made by the Company or by a Subsidiary in connection with a Plan for which this agreement is adopted as the funding medium, all investments and reinvestments thereof and all additions thereto by way of contributions, earnings and increments, and shall be held upon the following terms:

                            ARTICLE ONE: DEFINITIONS

     For the purposes of this agreement:

     1.1 "Beneficiary" means a person designated to receive a benefit under the Plan after the death of a Participant;

     1.2 "Code" means the Internal Revenue Code of 1986, as amended;

     1.3 "Committee" means the Corporate Compensation and Benefits Committee of the Board of Directors of Dole Food Company, Inc. as constituted from time to time which has the responsibility for administering the Plan and the responsibility for allocating the assets of the Trust Fund among the Separate Accounts and any Trustee Investment Accounts, for monitoring the diversification of the investments of the Trust Fund, for determining the propriety of investment of the Trust Fund in foreign securities and of maintaining the custody

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of foreign investments abroad, for assuring that the Plan does not violate any provisions of ERISA limiting the acquisition or holding of "employer securities" or "employer real property" and for the appointment and removal of Investment Advisers and shall be deemed for purposes of ERISA to be named fiduciary for Plan investments and the Plan administrator and the named fiduciary for Plan administration;

     1.4 "Company" means Dole Food Company, Inc. and any corporation which is the successor thereto;

     1.5 "Company Stock" means common stock of the Company;

     1.6 "Company Stock Investment Fund" means any Investment Fund composed of investments in Company Stock as provided in ARTICLE FIVE;

     1.7 "Custodial Agent" means one or more persons or entities designated by the Committee to maintain custody of assets of a Separate Investment Account pursuant to 4.1(c);

     1.8 "ERISA" means the Employee Retirement Income Security Act of 1974 as in effect from time to time and the regulations issued thereunder;

     1.9 "Investment Adviser" means an Investment Manager or an Investment Trustee to whom the Committee has delegated investment responsibility for a Separate Account or the Committee with respect to any assets for which the Committee has investment responsibility;

     1.10 "Investment Fund" means each of the investment funds established pursuant to ARTICLE FIVE; any of such Investment Funds may be composed of one or more Separate Accounts and Trustee Investment Accounts designated by the Committee;

     1.11 "Investment Manager" means an investment manager registered as an investment advisor under the Investment Advisers Act of 1940, a bank as defined in that Act or an insurance company qualified to manage, acquire or dispose of any asset of the Trust Fund, which is appointed by the Committee to manage a Separate Investment Account; but the Trustee shall have no responsibility to determine whether a person or entity acting as an Investment Adviser meets or continues to meet this definition;

     1.12 "Investment Trustee" means the trustee appointed by the Committee to manage a Separate Investment Trust Account;

     1.13 "Participant" means a person who is an employee or former employee of the Company or of a Subsidiary and who is or was actually participating in the Plan;

     1.14 "Plan" means the 401(k) Plan for Salaried Employees of Dole Food Company, Inc. and Participating Subsidiaries and Divisions and the 401(k) Plan for Hourly Employees of Dole Food Company, Inc. and Participating Subsidiaries and Divisions and any separate savings plan for employees of the Company or of a Subsidiary for which this agreement has been adopted as the funding medium;


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     1.15 "Plan Account" means the interest of each Plan in the Trust Fund;

     1.16 "Separate Account" means a Separate Investment Account, a Separate Investment Trust Account or a Separate Insurance Contract Account;

     1.17 "Separate Insurance Contract Account" means assets of the Trust Fund allocated by the Committee to a Separate Account for investment in insurance contracts directed by the Committee;

     1.18 "Separate Investment Account" means assets of the Trust Fund allocated by the Committee to a Separate Account to be managed by an Investment Manager or the Committee;

     1.19 "Separate Investment Trust Account" means assets of the Trust Fund allocated by the Committee to a Separate Account to be managed by an Investment Trustee;

     1.20 "Subsidiary" means a subsidiary or affiliate of the Company;

     1.21 "Subtrust" means assets of a Separate Investment Account which are held by a Subtrustee pursuant to an agreement which the Committee has approved and directed the Trustee to enter into;

     1.22 "Subtrustee" means the trustee appointed by the Committee to act as trustee of a Subtrust;

     1.23 "Trust Fund" means all assets subject to this agreement;

     1.24 "Trustee" means THE NORTHERN TRUST COMPANY and any successor to it as trustee or trustees of the Trust Fund under this agreement; and

     1.25 "Trustee Investment Account" means assets of the Trust Fund for which investment responsibility has been allocated by the Committee to the Trustee with the written consent of the Trustee.

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                      ARTICLE TWO: VALUATION AND ALLOCATION

     The Trustee shall hold the Trust Fund as a commingled fund or commingled funds in which each separate Plan shall be deemed to have a proportionate undivided interest in the fund or funds in which it participates, except that each fund or asset identified by the Committee as allocable to a particular Plan Account, herein referred to as an "identified fund" or "identified asset", and income, appreciation or depreciation and expenses attributable to a particular Plan Account or to an identified asset thereof, shall be allocated or charged to that Plan Account. Contributions shall be designated by the Committee as allocable, and distributions shall be designated by the Committee as chargeable, to a particular Plan Account and shall be so allocated or charged. Upon the direction of the Committee or its designee, the Trustee shall periodically determine the value of each Plan Account on such basis as the Trustee and the Committee or its designee shall from time to time agree (considering the fair market value of the assets initially received from the predecessor trustee or the Company with respect to the Plan and subsequent contributions and distributions, net income, net appreciation or depreciation and expenses attributable to the Plan) and shall render a statement thereof to the Committee within 60 days after each valuation date.

                          ARTICLE THREE: DISTRIBUTIONS

     The Trustee shall make distributions from the Trust Fund to such persons, in such amounts (but not exceeding the then value of the Plan Account to which the distribution is chargeable), at such times and in such manner as the Committee or its designee shall from time to time direct pursuant to the service description attached as Exhibit A as may be amended by the Trustee from time to time. The Trustee shall have no responsibility to ascertain whether any direction received by the Trustee from the Committee or its designee in accordance with the preceding sentence is proper and in compliance with the terms of the Plan or to see to the application of any distribution. The Trustee shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed condition or status of any recipient. If any distribution made by the Trustee is returned unclaimed, the Trustee shall notify the Committee or its designee and shall dispose of the distribution as the Committee or its designee shall direct. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee of benefits of the Trust Fund.

     Notwithstanding the foregoing, the Committee or its designee may make distributions from the Trust Fund through a commercial banking account in a federally insured banking institution (including the Trustee) established by the Committee or its designee for such purpose after written notice to the Trustee that the commercial banking account has been so established. Upon such written notice, the Committee shall have the responsibility to assure that any such commercial banking account is established and maintained in accordance with ERISA and is properly insured. The Trustee shall make such deposits from the Trust Fund to the commercial banking account as the Committee or its designee may from time to time direct. The Trustee shall have no responsibility to account for funds held in or disbursed from

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any such commercial banking account, or to prepare any information returns for tax purposes as to distributions made therefrom.

             ARTICLE FOUR: SEPARATE ACCOUNTS AND INVESTMENT ADVISERS

     The Trust Fund shall consist of one or more Separate Accounts and, with the Trustee's written consent, one or more Trustee Investment Accounts. All Separate Accounts and any Trustee Investment Accounts shall be established by the Trustee at the direction of the Committee or its designee. The Committee or its designee shall designate assets of the Trust Fund to be allocated to each Separate Account and each Trustee Investment Account and shall direct the Trustee with respect to any transfer of assets between Separate Accounts or between a Separate Account and a Trustee Investment Account; provided that no asset shall be allocated or transferred to a Trustee Investment Account without the Trustee's written consent. The Committee shall have investment responsibility for any assets of the Trust Fund not otherwise allocated to a Separate Account or Trustee Investment Account, and such assets shall comprise a Separate Investment Account for which the Committee serves as Investment Adviser. The following provisions shall apply to the Separate Accounts:

     4.1 With respect to each Separate Investment Account, the Committee or its designee shall appoint an Investment Adviser, who shall acknowledge by a writing delivered to the Committee and to the Trustee that the Investment Adviser is a fiduciary with respect to the assets allocated thereto. The Trustee shall act with respect to assets allocated to a Separate Investment Account only as directed by the Investment Adviser. The Committee may direct that any or all of the assets of a Separate Investment Account be held by a Subtrustee. The Trustee shall have custody of and custodial responsibility for all assets of the Trust Fund held in a Separate Investment Account except as otherwise provided in this agreement or as follows:

          (a) The Subtrustee of a Subtrust shall have custody of and custodial responsibility for any assets of a Separate Investment Account allocated to it by the Committee;

          (b) The trustee of a collective or group trust fund (including without limitation an Investment Manager or its bank affiliate) shall have custody of and custodial responsibility for any assets of a Separate Investment Account invested in such collective or group trust fund; and

          (c) The Committee may direct in writing that the custody of additional assets of a Separate Investment Account (other than those referred to in paragraphs (a) and (b) of this Section 4.1) be maintained with a Custodial Agent. In such event, the Committee shall approve, and direct the Trustee to enter into, a custody agreement with the Custodial Agent (which custody agreement may authorize the Custodial Agent to maintain custody of such assets with one or more subagents, including a broker or dealer registered under the Securities Exchange Act of 1934 or a nominee of such broker or dealer). The Custodial Agent shall have custodial responsibility for any


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     assets maintained with the Custodial Agent or its subagents pursuant to the custody agreement. Notwithstanding any other provision of this agreement, the Company (which has the authority to do so under the laws of its state of incorporation) agrees to indemnify THE NORTHERN TRUST COMPANY from any liability, loss and expense, including reasonable legal fees and expenses, which THE NORTHERN TRUST COMPANY may sustain by reason of acting in accordance with any directions of the Committee pursuant to this paragraph
     (c). This paragraph shall survive the termination of this agreement.

     4.2 With respect to each Separate Investment Trust Account, the Trustee and the Investment Trustee thereof shall upon the direction of the Committee execute an investment trust agreement with respect thereto. The Investment Trustee shall have custody of all of the assets of the Separate Investment Trust Account except such assets as the Committee may from time to time determine shall be held in the custody of the Trustee with the Trustee's written consent; the Trustee shall act with respect to any such assets in its custody only as directed by the Investment Trustee.

     4.3 With respect to each Separate Insurance Contract Account, from assets allocated thereto the Trustee shall purchase or continue in effect such insurance contracts as the Committee shall direct, the issuing insurance company may credit those assets to its general account or to one or more of its separate accounts, and the Trustee shall act with respect to those contracts only as directed by the Committee.

     4.4 The Committee shall have investment responsibility for assets held in any Separate Account for which an Investment Manager or Investment Trustee has not been retained, has been removed, or is for any reason unwilling or unable to act. With respect to assets or Separate Accounts for which the Committee has investment responsibility, the Trustee, acting only as directed by the Committee, shall enter into such agreements as are necessary to facilitate any investment, including agreements entering into a limited partnership, Subtrust or the participation in real estate funds. The Trustee shall not make any investment review of, or consider the propriety of holding or selling, or vote any assets for which the Committee has investment responsibility.

     4.5 With respect to each Separate Account, the Investment Adviser thereof shall have the investment powers granted to the Trustee by ARTICLE SIX, as limited by 7.1 through 7.3 of ARTICLE SEVEN, as if all references therein to the Trustee referred to the Investment Adviser.

     4.6 The Committee may direct the Trustee to (i) enter into such agreements as are necessary to implement investment in futures contracts and options on futures contracts; (ii) transfer initial margin to a futures commission merchant or third party safekeeping bank pursuant to directions from an Investment Adviser and (iii) pay or demand variation margin in accordance with industry practice to or from such futures commission merchant based on daily marking to market calculations. The Trustee shall have no investment or custodial responsibility with respect to assets transferred to a futures commission merchant or third party safekeeping bank.


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                         ARTICLE FIVE: INVESTMENT FUNDS

     The Trust Fund shall be composed of assets of the Company Stock Investment Fund and any other Investment Funds designated in writing by the Committee. The Committee is authorized to terminate the existing Investment Funds and establish new Investment Funds by giving advance written notice to the Trustee describing the fund to be terminated or established and the effective date thereof; provided that in no event shall the Trustee's duties be modified without its consent. The Committee or its representative shall direct the Trustee with respect to the allocation of assets to Investment Funds and with respect to transfers among such Investment Funds. The Trustee shall use its best efforts to move funds as soon as practicable when transfers are delayed for any reason, but shall in no event be required to advance its own funds for such purpose. Pending directions from the Committee to allocate contributions among the Investment Funds, the Trustee shall hold the contributions in a separate account invested in short term investments, including common or collective short term investment funds of the Trustee. Any cash held from time to time in any Investment Fund may be invested in common or collective funds of the Trustee or its affiliate, or participations in regulated investment companies (including those for which the Trustee or its affiliate is adviser).

     To the extent that any Investment Fund is invested in mutual fund shares or bank commingled funds, the Committee shall initially select funds to be invested in and shall be responsible for retaining the availability of or terminating the availability of such funds. To the extent the Trustee is required to enter into a custody agreement with the sponsor of a bank commingled fund or such other type of fund, the Committee shall direct the Trustee to enter into such agreement.

     The Company Stock Investment Fund shall be composed of investments in Company Stock. The Committee shall notify the Trustee in writing from time to time of the amount of the fund to be maintained in the collective short term investment fund and the Trustee shall not be required to advance funds to make any transfers or distributions. Any cash held by the Trustee from time to time in the Company Stock Investment Fund may be invested in common or collective short term investment funds of the Trustee.

     The Company has determined that daily movement of Participant balances among the Investment Funds is an important design feature and objective of the Plan and that timely transfers and distributions from the Company Stock Investment Fund need to be facilitated in order to achieve such objective. The Committee may authorize and direct the Trustee in writing to seek to obtain settlement for sales of Company Stock on an expedited basis under certain circumstances in which case the Trustee shall carry out its responsibilities for execution of Company Stock sale transactions in accordance with such direction and subject to any limitations expressed therein.


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                         ARTICLE SIX: POWERS OF TRUSTEE

     Except as otherwise provided in this agreement and subject to the limitations on powers set forth in Article Seven and elsewhere hereof, the Trustee shall hold, manage, care for and protect the assets of the Trust fund and shall have until actual distribution thereof the following powers and, except to the extent inconsistent herewith, those now or hereafter conferred by law:

     6.1 To retain any asset originally included in the Trust Fund or subsequently added thereto;

     6.2 To invest and reinvest the assets without distinction between income and principal in bonds, stocks, mortgages, notes, options, futures contracts, options on futures contracts, limited partnership interests, participations in regulated investment companies (including those for which the Trustee or its affiliate is adviser), or other property of any kind, real or personal, foreign or domestic, and to enter into insurance contracts;

     6.3 To deposit any part or all of the assets with the Trustee or its affiliate as trustee, or another person or entity acting as trustee of any collective or group trust fund which is now or hereafter maintained as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code, and to withdraw any part or all of the assets so deposited; any assets deposited with the trustee of a collective or group trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the trust agreement or declaration of trust establishing the fund, which are hereby incorporated herein by reference and shall prevail over any contrary provision of this agreement;

     6.4 To deposit cash in any depository, including the banking department of the Trustee or its affiliate and any organization acting as a fiduciary with respect to the Trust Fund;

     6.5 To hold any part of the assets in cash without liability for interest, pending investment thereof or the payment of expenses or making of distributions therewith, notwithstanding the Trustee's receipt of "float" from such uninvested cash;

     6.6 To cause any asset, real or personal, to be held in a corporate depository or federal book entry account system or registered in the Trustee's name or in the name of a nominee or in such other form as the Trustee deems best without disclosing the trust relationship;

     6.7 To vote, either in person or by general or limited proxy, or refrain from voting, any corporate securities for any purpose, except that any security as to which the Trustee's possession of voting discretion would subject the issuing company or the Trustee to any law, rule or regulation adversely affecting either the company or the Trustee's ability to retain or vote company securities, shall be voted as directed by the Committee; to exercise or sell any


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subscription or conversion rights; to consent to and join in or oppose any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations and in connection therewith to deposit securities and accept and hold other property received therefor;

     6.8 To lease any assets for any period of time though commencing in the future or extending beyond the term of the trust;

     6.9 To borrow money from any lender, to extend or renew any existing indebtedness and to mortgage or pledge any assets;

     6.10 To sell at public or private sale, contract to sell, convey, exchange, transfer and otherwise deal with the assets in accordance with industry practice, and to sell put and covered call options from time to time for such price and upon such terms as the Trustee sees fit; the Company acknowledges that the Trustee may reverse any credits made to the Trust Fund by the Trustee prior to receipt of payment in the event that payment is not received;

     6.11 To employ agents, attorneys and proxies and to delegate to any one or more of them any power, discretionary or otherwise, granted to the Trustee;

     6.12 To compromise, contest, prosecute or abandon claims in favor of or against the Trust Fund;

     6.13 To appoint foreign custodians as agent of the Trustee to custody foreign securities holdings of any Separate Account established by the Committee or of any Trustee Investment Account;

     6.14 To utilize any tax refund claim procedures with respect to taxes withheld to which the Trust Fund may be entitled under applicable tax laws, treaties and regulations; any exercise of such power by the Trustee shall be on a best efforts basis; and

     6.15 To perform other acts necessary or appropriate for the proper administration of the Trust Fund, execute and deliver necessary instruments and give full receipts and discharges.


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                      ARTICLE SEVEN: LIMITATIONS ON POWERS

     For purposes of this agreement, the powers and responsibilities allocated to the Trustee shall be limited as follows:

     7.1 The powers of the Trustee shall be exercisable for the exclusive purpose of providing benefits to the Participants and Beneficiaries under the Plans and in accordance with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters and consistent with the standards of a prudent man under ERISA;

     7.2 Subject to 7.1 and 7.3, the Trustee shall diversify the investments of that portion of the Trust Fund for which it has investment responsibility so as to minimize the risk of large losses;

     7.3 Subject to 7.1, the Trustee shall, with respect to that portion of the Trust Fund for which it has investment responsibility, follow the investment guidelines established by the Committee given in exercise of that Committee's responsibility;

     7.4 The Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote other than as directed by the Investment Adviser, any assets of the Trust Fund allocated to a Separate Account in accordance with ARTICLE FOUR, except that if the Trustee shall not have received contrary instructions from the Investment Adviser thereof, the Trustee shall invest for short term purposes any cash consisting of U.S. dollars of a Separate Account in its custody in bonds, notes and other evidences of indebtedness having a maturity date not beyond five years from the date of purchase, United States Treasury bills, commercial paper, bankers' acceptances and certificates of deposit, and undivided interests or participations therein and (if subject to withdrawal on a daily or weekly basis) participations in common or collective funds composed thereof. For currencies other than U.S. dollars, the Trustee shall invest cash of a Separate Account as directed by the Investment Adviser with respect to that Separate Account and such investments may include an interest bearing account of a foreign custodian; and

     7.5 The Trustee shall vote shares of Company Stock held in the Company Stock Investment Fund and respond to a tender or exchange offer in accordance with (a) of the following provisions:

          (a) The Trustee, or the Company upon written notice to the Trustee, shall furnish to each Participant who has Company Stock credited to his or her individual account under the Company Stock Investment Fund the date and purpose of each meeting of the stockholders of the Company at which Company Stock is entitled to be voted. The Trustee, or the Company if it has furnished the above information, shall request from each Participant instructions to be furnished to the Trustee (or to a tabulating agent appointed by the Trustee) as to the voting at that meeting of Company Stock credited to the Participant's account. If the Participant furnishes such


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     instructions to the Trustee or its agent within the time specified in the notification, the Trustee shall vote such Company Stock in accordance with the Participant's instructions. All Company Stock credited to Participant accounts as to which the Trustee or its agent do not receive instructions as specified above, and all unallocated Company Stock held in the Company Stock Investment Fund shall be voted by the Trustee proportionately in the same manner as it votes Company Stock as to which the Trustee or its agent have received voting instructions as specified above. Similarly, the Trustee, or the Company upon written notice to the Trustee, shall furnish to each Participant who has Company Stock credited to his or her individual account under the Company Stock Investment Fund notice of any tender offer for, or a request or invitation for tenders of, Company Stock received by the Trustee. The Trustee, or the Company if it has furnished such notice, shall request from each such Participant instructions to be furnished to the Trustee (or to a tabulating agent appointed by the Trustee) as to the tendering of Company Stock credited to the Participant's account and for this purpose the Trustee or the Company, as the case may be, shall provide Participants with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tender of, Company Stock of which the Trustee has been advised by the Committee. The Trustee shall tender such Company Stock as to which the Trustee or its agent have received instructions to tender from Participants within the time specified by the Trustee or the Company, as the case may be. Company Stock credited to Participant accounts as to which the Trustee or its agent have not received instructions from Participants shall not be tendered. As to all unallocated Company Stock held by the Trustee, the Trustee shall tender the shares pursuant to the Direction of the Committee. The Committee shall provide the Trustee with timely information regarding proxy voting and tender offers and in carrying out its responsibilities under this provision the Trustee may conclusively rely on information furnished to it by the Committee, including the names and current addresses of Participants, the number of shares of Company Stock credited to Participant accounts under the Company Stock Investment Fund, and the number of shares of Company Stock held by the Trustee in the Company Stock Investment Fund that have not yet been allocated.

          A Participant shall be a "named fiduciary" under ERISA to the extent of the Participant's authority to direct the investment in, voting, tender, exchange or sale of Company Stock allocated to the Participant's account and their proportionate share of unallocated Company Stock held by the Trustee.

          (b) No provision of this Section 7.5 shall prevent the Trustee from taking any action relating to its duties under this Section 7.5 if the Trustee determines in its sole discretion that such action is necessary in order for the Trustee to fulfill its fiduciary responsibilities under ERISA.

          (c) Purchases and sales of Company Stock may be made to, from or through any source, provided that such purchases from or sales to a party in interest (as defined in Section 3(14) of ERISA) shall comply with the requirements of Section 408(e) of ERISA. Rights, options or warrants offered to purchase Company Stock


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     shall be exercised by the Trustee to the extent that there is cash available for the investment; to the extent cash is not available, the same shall be sold on the open market.

          (d) Except for the short term investment of cash, the Company has limited the investment power of the Trustee in the Company Stock Investment Fund to the purchase of Company Stock. The Trustee shall not be liable for the purchase, retention, voting, tender, exchange or sale of Company Stock and the Company (which has the authority to do so under the laws of the state of its incorporation) agrees to indemnify THE NORTHERN TRUST COMPANY from any liability, loss and expense, including reasonable legal fees and expenses which THE NORTHERN TRUST COMPANY may sustain by reason of purchase, retention, voting, tender, exchange or sale of Company Stock. This paragraph shall survive the termination of this agreement.

     7.6 The Committee shall have sole responsibility for the decision to maintain the custody of foreign investments abroad. Except as otherwise directed by the Committee, custody of foreign investments shall be maintained with foreign custodians selected by the Trustee. The Trustee shall have no responsibility for losses to the Trust Fund resulting from the acts or omissions of any foreign custodian appointed by the Trustee unless due to the foreign custodian's fraud, negligence or willful misconduct. The Trustee shall maintain custody of foreign investments in any jurisdiction where the Trustee has not selected a custodian solely as directed by the Committee. The Trustee shall have no responsibility for the financial condition, acts or omissions of any foreign custodian holding assets of the Trust fund at the direction of the Committee.

                             ARTICLE EIGHT: ACCOUNTS

     The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Company or entitled thereto, under ERISA. Such accounts of all receipts and disbursements shall include accounts of all contributions, distributions, purchases, sales and other transactions of the Trust Fund. Within 60 days after the close of each fiscal year of the Trust Fund and of any other period agreed upon by the Trustee and the Committee the Trustee shall render to the Committee a statement of account for the Trust Fund for the period commencing with the close of the last preceding period and a list showing each asset thereof as of the close of the current period and its cost and fair market value. The Trustee shall rely conclusively upon the determination of the issuing insurance company with respect to the fair market value of each insurance contract and upon the determination of the Investment Adviser of each Separate Account with respect to the fair market value of those assets allocated thereto for which the Trustee deems not to have a readily ascertainable value, and the Trustee shall have no responsibility with respect thereto.

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     An account of the Trustee may be approved by the Committee by written notice delivered to the Trustee or by failure to object to the account by written notice delivered to the Trustee within eighteen (18) months of the date upon which the account was delivered to the Committee. The approval of an account shall constitute a full and complete discharge to the Trustee as to all matters set forth in that account as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Trustee, the Company and the Committee were parties. In no event shall the Trustee be precluded from having its accounts settled by a judicial proceeding. Nothing in this article shall relieve the Trustee of any responsibility, or liability for any responsibility, under ERISA.

                        ARTICLE NINE: TRUSTEE SUCCESSION

     The Trustee may resign at any time by written notice to the Committee, or the Committee may remove the Trustee by written notice to the Trustee. The resignation or removal shall be effective 60 days after the date of the Trustee's resignation or receipt of the notice of removal or at such earlier date as the Trustee and the Committee may agree.

     In case of the resignation or removal of the Trustee, the Committee shall appoint a successor trustee by delivery to the Trustee of a written instrument executed by the Committee appointing the successor trustee and a written instrument executed by the successor trustee accepting the appointment, whereupon the Trustee shall deliver the assets of the Trust Fund to the successor trustee but may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Trust Fund.

     The successor trustee, and any successor to the trust business of the Trustee by merger, consolidation or otherwise, shall have all the powers given the originally named Trustee. No successor trustee shall be personally liable for any act or omission of any predecessor. Except as otherwise provided in ERISA, the receipt of the successor trustee and the approval of the Trustee's final account by the Committee in the manner provided in ARTICLE EIGHT shall constitute a full and complete discharge to the Trustee.

                           ARTICLE TEN: MISCELLANEOUS

     10.1 Any action required to be taken by the Company or by a Subsidiary shall be by resolution of its board of directors or by written direction of one or more of its president, any vice president or treasurer. The Trustee may rely upon a resolution or direction filed with the Trustee and shall have no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.

     10.2 The Company shall certify to the Trustee the names of the members of the Committee acting from time to time, and the Trustee shall not be charged with knowledge of a change in the membership of the Committee until so notified by the Company. Any action required to be taken by the Committee shall be by direction of such person or persons as shall be designated by the Committee to act for the Committee. The Trustee may rely upon an instrument of designation signed by the secretary or chairman of the Committee and filed with the Trustee and shall have no responsibility for any action taken by the Trustee in accordance with any such direction. Notwithstanding anything herein to the contrary, the Committee may delegate any of its responsibilities hereunder to a representative by giving to the Trustee in writing a letter which identifies the representative and sets forth the list of its responsibilities under this agreement that it has authorized the representative to carry out.

     10.3 The Trustee may consult with legal counsel, who may also be counsel for the Company, with respect to its responsibilities under this Agreement and shall be fully protected in acting or refraining from acting in reliance upon the written advice of legal counsel for the Company. The Company shall have no obligation to cause its legal counsel to provide any advice to the Trustee.

     10.4 In no event shall the terms of any Plan, either expressly or by implication, be deemed to impose upon the Trustee any power or responsibility other than those set forth in this agreement. The Trustee may assume until advised to the contrary that each Plan and the Trust Fund is qualified under
Section 401(a) and exempt from taxation under Section 501(a) of the Code, or under corresponding provisions of subsequent federal tax laws. The Trustee shall be accountable for contributions made to a Plan and included among the assets of the Trust Fund but shall have no responsibility to determine whether the contributions comply with the provisions of the Plan or of ERISA.

     10.5 In any judicial proceeding to settle the accounts of the Trustee, the Trustee, the Company and the Committee shall be the only necessary parties; in any other judicial proceeding with respect to the Trustee or the Trust Fund, the Trustee, the Company and each affected Subsidiary shall be the only necessary parties; and no Participant or Beneficiary shall be entitled to any notice of process. A final judgment in any such proceeding shall be binding upon the parties to the proceeding and all Participants and Beneficiaries.

     10.6 The Trustee shall be reimbursed for all reasonable expenses incurred in the management and protection of the Trust Fund, including reasonable accounting and legal fees, and shall receive such reasonable compensation for its services and as the Trustee and the Company shall from time to time agree. The initial fees of the Trustee for its services hereunder are set forth on Exhibit B attached hereto and incorporated herein by this reference.

     10.7 Without limiting the rights of the Trustee as otherwise provided in this agreement, pursuant to direction by the Committee, the Trustee shall pay from the Trust Fund expenses of a Plan or compensation to parties providing services to a Plan including but not by way of limitation, expenses or compensation related to actuarial, legal, accounting, office space, printing, computer, record-keeping, investment, performance evaluation or any other material or service provided to a Plan.

     10.8 In the event that THE NORTHERN TRUST COMPANY incurs any liability, loss, claim, suit or expense (including reasonable attorneys fees) in connection with or arising out of its provision of services under this agreement, or its status as Trustee hereunder, under circumstances where THE NORTHERN TRUST COMPANY cannot obtain or would be precluded by law from obtaining payment or reimbursement of such liability, loss, claim, suit or expense (including reasonable attorneys fees) from the Trust Fund, then the Company (which has the authority to do so under the laws of the state of its incorporation) shall indemnify and hold THE NORTHERN TRUST COMPANY harmless from and against such liability, loss, claim, suit or expense, except to the extent such liability, loss, claim, suit or expense arises directly from a breach by the Trustee of responsibilities specifically allocated to it by the terms of this agreement. Notwithstanding the foregoing, THE NORTHERN TRUST COMPANY shall not be indemnified for any loss, liability, claim, suit or expense to the extent the Trustee participated knowingly in, or knowingly undertook to conceal, an act or omission of any other person or entity constituting a breach of such person or entity's fiduciary responsibility hereunder, knowing such act or omission was a breach; provided however, that the Trustee shall not be deemed to have "participated" in a breach for purposes of this undertaking solely as a result of the performance by the Trustee or its officers, employees, or agents of any custodial, reporting, recording and bookkeeping functions with respect to any assets of the Trust Fund managed by an Investment Manager or the Committee or solely as a result of settling purchase and sale transactions entered into or directed by an Investment Manager or the Committee or to have "knowledge" of any breach solely as a result of the normal information received by the Trustee or its officers, employees, or agents in the normal course of performing such functions or settling such transactions. This paragraph shall survive the termination of this agreement.

     10.9 Neither the Company nor the Committee shall direct the Trustee to cause any part of the Trust Fund to be diverted to any purpose other than the exclusive benefit of the Participants and Beneficiaries or, except as otherwise permitted under the relevant Plan and under ERISA, to be remitted to the Company or a Subsidiary.

     10.10 Any person dealing with the Trustee shall not be required to see to the application of any money paid or property delivered to the Trustee or inquire into the provisions of this agreement or of a Plan or the Trustee's authority thereunder or compliance therewith, and may rely upon the statement of the Trustee that the Trustee is acting in accordance with this agreement.

     10.11 Except as otherwise directed by the Committee, which direction shall be in compliance with all applicable provisions of the 1984 Retirement Equity Act, the relevant Plan and Section 401(a)(13) of the Code, any interest of a Participant or Beneficiary in the Trust Fund or a Plan or in any distribution therefrom shall not be subject to the claim of any creditor, any spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered.

     10.12 If for any reason the Trustee is unwilling or unable to act as to any property, such person or qualified corporation as the Trustee shall from time to time designate in writing, with the consent of the Committee provided such consent shall not be unreasonably withheld, shall act as special trustee as to that property. Any person or corporation acting as special trustee may resign at any time by written notice to the Trustee provided that such trust agreement appointing such special trustee shall require the special trustee to hold all assets transferred to such special trustee to be held in trust until a successor trustee shall be appointed. Each special trustee shall have the powers granted to the Trustee by this agreement, to be exercised only with the approval of the Trustee, to which the net income and the proceeds from sale of any part or all of the property shall be remitted to be administered under this agreement.

     10.13 Loans to Participants as provided for in a Plan shall be granted and administered by the Committee. The Trustee shall distribute cash to such Participants who are granted loans in such amount and at such times as the Committee shall from time to time direct in writing. Loan payments collected by the Committee shall be forwarded to the Trustee. The amount of such loans shall be carried by the Trustee as an asset of the trust equal to the combined unpaid principal balance of all Participants. The Trustee shall rely conclusively upon the determination of the Committee with respect to the amount of the combined unpaid principal balance of all Participants. The Trustee shall have no responsibility to ascertain whether a loan complies with the provisions of a Plan, for the decision to grant a loan or for the collection and repayment of a loan.

                          ARTICLE ELEVEN: GOVERNING LAW

     The provisions of ERISA and the internal laws of Illinois shall govern the validity, interpretation and enforcement of this agreement, and in case of conflict, the provisions of ERISA shall prevail. The invalidity of any part of this agreement shall not affect the remaining parts thereof.

                    ARTICLE TWELVE: AMENDMENT AND TERMINATION

     The Company may at any time or times with the consent of the Trustee amend this agreement in whole or in part by instrument in writing delivered to the Trustee and effective upon the date therein provided.

     This agreement shall terminate with respect to a Plan by action of the Company or Subsidiary responsible for making contributions to the Plan Account. Upon termination with respect to a Plan, the Trustee shall distribute the Plan Account in the manner directed by the Committee, in cash or in kind or partly in each as the Trustee and the Committee shall agree, except that the Trustee shall be entitled to prior receipt of such rulings and determinations from such administrative agencies as it may deem necessary or advisable to assure itself that the distribution directed is in accordance with law and will not subject the Trust Fund or the Trustee to liability, and except, further, that the Trustee may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Plan Account. This agreement shall terminate in its entirety when there is no asset included in the Trust Fund.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this agreement by their respective duly authorized officers and have caused their respective corporate seals to be affixed hereto the day and year first above written.

                                        DOLE FOOD COMPANY, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------

ATTEST:


-----------------------
     (CORPORATE SEAL)

     The undersigned, _____________________, does hereby certify that he/she is the duly elected, qualified and acting Secretary of DOLE FOOD COMPANY, INC. (the "Company") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.


---------------------------
     Secretary
DOLE FOOD COMPANY, INC.

                                        THE NORTHERN TRUST COMPANY


                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------

ATTEST:


------------------------
     (CORPORATE SEAL)

                                   Exhibit A

Benefit Payment Services

SECTION
   Organization ..................................    4
   Capabilities ..................................    5
   Security and Control Features .................   10
SECTION
   Automation Options ............................   13
SECTION
   Sample Reports ................................   17
SECTION
   Input Forms and Sample Check ..................   27

Overview

     Built on experience gained since 1965. Northern Trust's Benefit Payment Services group offers exceptional client service and a flexible system. We know the industry and the pace of change to which our clients must respond and we offer the specialized services they'll need to succeed. Our expertise is evident in the volumes we handle -- more than 500,000 payments are issued each month from defined benefit, defined contribution, and non-qualified plans and more than 700,000 tax forms are produced each year.

     Northern Trust is a leader in the benefit payments arena offering:

     -    flexibility to issue payments on any business day;

     -    24 hour turnaround on payment directions;

     -    comprehensive on-line inquiry and update capabilities;

     -    continual system updates in response to regulatory changes;

     -    a well-defined transition process; and

     -    professional client service representatives.

Organization ..............................................................    4
Capabilities
   Payments and Mailing ...................................................    5
   Participant Data Maintenance and Reporting .............................    6
   Tax Withholding and Other Deductions ...................................    7
   Stop Payments and Death Searches .......................................    9
   Transitions ............................................................    9
Security And Control Features .............................................   10

Organization

     The combination of a client service team, a participant service team, and benefit payment consultants ensures that you receive personalized benefit payment services.

     CLIENT SERVICE TEAM

          Working closely with your relationship manager and others at Northern Trust, your client service team acts as a liaison with your participant recordkeeper, benefits administrator, and other agents supporting your defined contribution, defined benefit, and non-qualified plans. Benefit payment responsibilities are segregated to provide a controlled environment.

          Each client service team is comprised of the following members:

          - CLIENT SERVICE REPRESENTATIVES serve as your primary contacts and oversee all aspects of your benefit payments needs. All client service representatives on your team are well-informed of your plans and participants.

          - A TEAM LEADER manages the team's workflow, coordinates back-up arrangements, facilitates ongoing training efforts, and supervises the team's activities.

          - CLIENT SERVICE ASSOCIATES verify manual input, reconcile reports produced in the payment process, and mail payments and reports.

          -    PROCESSORS input payment and maintenance data.

          A BALANCING AND CONTROL TEAM ensures the accuracy of all disbursement activities and a TECHNICAL TEAM ensures a smooth transition process to Northern Trust.

     PARTICIPANT SERVICE TEAM

          Participant calls are handled by a special team of participant service representatives. Upon client direction, participant service representatives can handle address changes, withholding changes, stop payments, and tax forms that are not received. If you elect, Northern Trust will provide an 800 number dedicated to your plan participants. Participant service representatives are trained to work with retirees. As such, they respond to phone inquiries using the terminology, patience, and respect that your retirees deserve.

     BENEFIT PAYMENT CONSULTANTS

          Benefit payment consultants are responsible for:

          -    ensuring client satisfaction through calling efforts;

          - automating clients' benefit payments processes with Northern Trust's on-line capabilities, electronic data transmissions, diskettes, and magnetic tapes; and

          - demonstrating new features of our service and training clients to use new products.

          Benefit payment consultants help you define your ongoing needs and facilitate strong relationships between you and your client service representatives.

Capabilities

     PAYMENTS AND MAILINGS

     Northern Trust:

          ISSUES PERIODIC EMPLOYEE BENEFIT PAYMENTS by Electronic Funds Transfer
          (EFT) or check on the first, fifteenth, and last day of the month.

          - To ensure that the participants receive payments on payable date, we produce and mail the checks several days before payable date.

          - With Northern Trust's EFT Network, direct deposits can be made to any bank that is a member of the National Automated Clearing House Association (NACHA).

          - Northern Trust can mail a payment advice to EFT recipients if you choose. Advices inform participants of their payment amount, tax deductions and other amounts withheld.

          ISSUES NON-PERIODIC PAYMENTS by check or Fed wire any business day of the month

          - Retroactive payments can be made without altering existing participant payment data. These payments can be issued separately or combined with the next periodic payment.

          -    Checks are issued daily within 24 hours of request.

          -    We can accept payment direction for any future business date.

          USES A CHECK STOCK DESIGNED to provide security and comprehensive participant information

          - Printed on a full (perforated) sheet of paper, checks are difficult to misplace.

          - A special folding technique disguises the appearance of an inserted check, providing an additional level of security.

          - The participant address field is printed on a white background, permitting maximum efficiency for reading and sorting purposes.

          - Year-to-date payment and deduction information is included with every check.

          - An address change form is provided with each check so participants can update our records easily.

          - If you choose, generic messages or company logos can appear on the check stub.

          MAILS TEFRA NOTICES, produces mailing labels, and inserts general notices

          - To comply with regulatory requirements, we mail TEFRA notices in the fourth quarter to all periodic payment recipients. The TEFRA notices inform participants of their ability to revoke, elect, or change their federal income tax withholding amounts.

          - Upon request and at no additional charge, Northern Trust can produce mailing labels for all participants for your special mailings.

          - Northern Trust can insert general notices with the benefit checks.

     PARTICIPANT DATA MAINTENANCE AND REPORTING

     Northern Trust:

          MAINTAINS FILES ON CURRENT AND FUTURE participant, benefit, and deduction information

          - For periodic payments, the data stored for each participant includes:

               -    name;

               -    social security number;

               -    two addresses -- home and check mailing;

               -    EFT information;

               -    year-to-date and current payment and deduction information;

               -    retroactive payment information;

               -    future file maintenance messages;

               -    optional storage fields;

               - federal, state, non-resident alien, local, and FICA tax withholding information;

               -    retirement date;

               -    employee contribution information; and

               -    distribution codes.

          - For non-periodic payments, the data stored for each participant includes:

               -    name;

               -    social security number;

               -    two addresses -- home and check mailing;

               -    year-to-date and current payment and deduction information;

               -    tax form data;

               - federal, state, non-resident alien, local, and FICA withholding information;

               -    rollover information; and

               -    wire information.

          MAINTAINS FUTURE CHANGES to participants' status, payment amount, and/or deductions

          - One month prior to the effective date, you receive a report detailing the previous directions along with your participants' current payment and deduction information. At that time, you can direct, modify, or eliminate the change.

          - Using our on-line capabilities, you can set up automated future-dated transactions.

          CALCULATES BENEFIT OR DEDUCTION rate changes and applies the changes across the entire participant base

          - One month before the effective date of benefit modifications, we perform special programming to apply rate changes across the participant data base.

          - Prior to producing the checks with the new benefit or deduction rates, we provide reports to you that detail the updated payment amounts by participant.

          PRODUCES COMPREHENSIVE MONTHLY report packages including:

          -    Itemized Payment and Deduction Report;

          -    Impending File Change Report;

          -    Outstanding Check Report;

          - Tax Warning Reports -- Employee contribution data discrepancy reports, Distribution code reports, and Lump sum distribution data discrepancy reports;

          -    Annual Tax Report; and

          -    ad hoc reporting.

               Samples and descriptions of these reports are provided on pages 20 through 28.

     TAX WITHHOLDING AND OTHER DEDUCTIONS

     Northern Trust:

          CALCULATES, WITHHOLDS AND FILES local, state, federal, and non-resident alien taxes

          - Federal -- We calculate federal tax withholding based on specified amount, specified marital status, number of exemptions, and the standard withholding tables. Changes to the federal tax tables are tracked and programmed into our system to ensure the accuracy of our calculations. The Balancing and Control team reconciles all federal tax withholdings with the IRS daily. Annually, Form 945 is filed with the IRS. As the payer and tax depositor, we handle all inquiries from the IRS concerning tax deposits and year-end filing.

          - State -- We calculate state taxes based on specified amount, specified marital status, number of exemptions, as a percentage of federal withholding, and the standard withholding tables. All changes to each state's tax tables are tracked and programmed into our system. Withholdings are remitted to each state tax agency in accordance with the individual state regulations, and all appropriate state tax forms are filed. We handle all state tax agency inquiries.

          - Non-Resident Alien -- We process the NRA withholdings as you direct during the participant set-up process. NRA withholding taxes are remitted to the IRS every time a payment is made to a non-resident alien. We also provide Form 1042-S to NRAs.

          - Local -- County and school district taxes can be withheld from participant payments. Withholdings are remitted to each county or school district in accordance with the applicable regulations, and all appropriate tax forms are filed as necessary. We handle all county and school district tax agency inquiries.

          WITHHOLDS TAXES SUCH AS FICA deductions for non-qualified payments and deposits them to the Social Security Administration

          HANDLES DEDUCTIONS (other than tax payments) from participant payments

          - Deduction amounts from each participant are combined at the time of check production and a check for the total is remitted to you or if instructed, directly to a vendor.

          PRODUCES TAX FORMS

          - We print all relevant participant data on tax forms and mail them to payment recipients annually.

     STOP PAYMENTS AND DEATH SEARCHES

     Northern Trust:

          STOPS PAYMENTS AND PROCESSES FORGERY CLAIMS

          - If participants do not receive their checks, client service representatives work with you to rectify the situation.

          PERFORMS DEATH SEARCHES

          - To assist you in updating your retiree records and to identify deceased retirees, we prepare a file of current payment recipients and have it run against several government agencies' records annually.

     TRANSITIONS

     Northern Trust:

          ENSURES A SMOOTH TRANSITION FROM A PRIOR PAYER

          A benefit payment transition specialist ensures an efficient transfer of payments. Approximately 60 days prior to the transition, Northern Trust performs the following three-step process:

          - Converts payment information -- Manually or through magnetic tape input, Northern Trust converts payment information to our database.

          - Balances -- The transition specialist balances Northern Trust's file with the prior payer's file.

          - Performs a parallel run -- One month before the first live check run, we perform a parallel run to the current payer's check run and reconcile all payment and deduction amounts. You approve all parallel check runs before we perform the live run.

          BACKLOADS YEAR-TO-DATE INFORMATION

          - For periodic payments, year-to-date information can be backloaded for each participant. As a result, client reports reflect cumulative data and participants' tax forms are consolidated.

          DOCUMENTS PROCEDURES FOR ONGOING CLIENT SERVICING

          - The transition specialist oversees the new relationship until the procedures are finalized and documented and the client service team becomes acclimated with all processes.

Security And Control Features

     Northern Trust maintains the following security controls:

          CALLBACKS

               Callbacks are performed on all large dollar payment directions received in written form.

          DAILY PAYMENT BALANCING

               All client instructions are balanced before payments are made. Daily, Northern Trust reconciles the total payments and detailed deductions received from you or your recordkeepers with the payment and deduction information generated automatically after payments have been produced.

          RECONCILIATION OF GROSS PAYMENT DOLLARS

               Monthly, gross payment amounts are reconciled with:

          -    trust accounts that fund the payments; and

          -    the checking account used to disburse the payments.

               This reconciliation ensures that disbursement amounts have been stored accurately throughout the payment process.

          SIGHT VERIFICATION

               Manual input forms are sight verified randomly to ensure that participant names, addresses, and miscellaneous fields are accurate. Our accuracy rate exceeds 99 percent.

          CHECK STOCK

               Northern Trust prints payments on check stock that incorporates the following security features:

          - Watermarked paper, security threads woven into the paper during milling, and a three-color ink scheme (blue, green, and black) make the check stock distinctive and impossible to accurately reproduce.

          - Shaded colors disguise the word "void" in the original check's background but show this word prominently on a photocopy of the check.

          - Chemical sensitivities cause the color on each check to bleach when attempts are made to alter the printing.

          - A safety block surrounding the check's dollar amount provides protection against erasure or other alterations.

               We store all check stock in a vault and separate the responsibilities for obtaining the check stock and producing payments. Additionally, each day's check usage is reconciled to the number of payments that were expected to print.

          ELECTRONIC DATA TRANSMISSIONS

               To retrieve electronic data transmissions, we dial your database or use a leased line. Each file is preceded by a security record that incorporates an identification number and password that is unique to you. These fields are validated before payments are issued. Additionally, control totals for each file are used to balance the payment amounts.

          PARALLEL CHECK RUN FOR TRANSITIONS

               One month prior to your first check run, we perform a parallel run to the current payer and reconcile all payment and deduction amounts. You approve all parallel check runs before your periodic payments are produced for the first time.

          NORTHERN TRUST AUDITS

               Annually, Northern Trust auditors examine the procedures of our Benefit Payment Services group and test the implementation of all benefit payment control features. We provide copies of our SAS 70 report for further detail of our auditing procedures upon request.

          SEPARATION OF DUTIES

               To prevent internal manipulation of payment amounts, the responsibilities in Benefit Payment Services are separated by function. The client service representative receives the payment direction, the processor inputs the payment details, the participant services team mails the payments, and the balancing and control team generates payment reports for our clients.

          DISASTER RECOVERY

               We have a comprehensive and proven disaster recovery process. A summary of this process is available upon request.

          ONGOING TRAINING OF BENEFIT PAYMENT STAFF

               Benefit payment professionals continually enhance their skills with ongoing training to remain well informed of industry, regulatory, and tax changes.

Automation Options

Benefit Payments Online ...................................................   13
Electronic Data Transmissions .............................................   14
Diskettes .................................................................   15
Magnetic Tapes ............................................................   16

Automation Options

Northern Trust offers four automated methods for you or your agents to update participant records and direct payments. These methods include Benefit Payments Online, electronic data transmissions, diskettes, and magnetic tapes. Each method ensures data accuracy, reduces the time needed to process payment directions and update participant records, and eliminates manual forms and errors that result from handwritten information.

BENEFIT PAYMENTS ONLINE

Offered through Passport, our interactive desktop system, Benefit Payments Online manages all facets of defined benefit and defined contribution payments and enables you to query and update participant information.

     WITH BENEFIT PAYMENTS ONLINE, YOU CAN:

     - Access current or historical participant and payment information to respond to participants' inquiries quickly and accurately.

     -    Update, validate, review, and print participant records.

     -    Make daily payments within 24 hours.

     -    Eliminate all manual forms by performing the following on-line:

          -    initiate stop payments;

          -    take photocopy requests;

          -    reschedule pending payments; and

          -    reissue payments.

     - Validate entries at the time of input, reducing the potential for errors.

     -    Access our Help Desk 24 hours a day, seven days a week.

     -    Use Windows navigation and extensive on-line help features.

     SECURITY FEATURES

     - Access is assigned per individual user by plan, allowing you to limit the availability of payment information within your organization.

     - Access is assigned separately for inquiry, update, and approval functions.

     -    Each user has a unique password and PIN number.

     - Summaries of all transactions sent to Northern Trust can be printed as audit trails of input and approval activities.

     - Built with challenge/response technology, a secondary validation is required using a virtual password.

     - Encryption scrambles and bars unauthorized information passing to and from Northern Trust.

     TECHNICAL REQUIREMENTS

Software Requirements   -    Windows version 3.1 or later

                        -    DOS version 5.0

                        -    Excel version 5.0

Hardware Requirements   -    Any IBM-compatible PC with 66 Mhz 80486 processor
                             or higher, with standard VGA monitor and
                             Microsoft-compatible mouse 16 MB RAM memory or
                             greater

                        - DOS memory of 500 KB free out of the 640 KB available (the memory outside of Windows after loading all TSRs [screen savers, network drivers, TCP/IP, etc.])

                        -    35 MB available hard disk space or greater

                        -    Laser printer with 2 MB print buffer or greater

                        -    Local workstation or file server as platform

Connection Options      -    ISDN, Internet or dial-up BPS modem

ELECTRONIC DATA TRANSMISSIONS

Two electronic data transmission options permit the automated delivery of your data files to Northern Trust's system: from your PC or from your internal or your recordkeeper's mainframe.

     WITH ELECTRONIC DATA TRANSMISSION, you can:

     - Improve your efficiency in handling large volumes of directions and payments.

     -    Eliminate diskette or tape mailings to Northern Trust.

     SECURITY FEATURES

     - Data is sent using your existing network (i.e. IBM's Advantis) or a leased line.

     - Each file is preceded by a security record incorporating your unique identification number and password.

     - Each file uses a control summary that reconciles the payments directed against the payments produced.

    TECHNICAL REQUIREMENTS

We can accept electronic data transmissions using one of any of the following selections for each category:

System Types         -    PC

                     -    Mainframe

                     -    Tandem

                     -    Unisys

                     -    AS400

                     -    Hewlett Packard

Connection Options   -    Leased

                     -    Switched

Modem Baud Rate      -    2400 (201C)

                     -    4800 (208B)

                     -    9600 (V32 trellis-coded)

                     -    56KB (Tandem only)

                     -    IBM 2400 (AS400 on Tandem)

Protocol             -    2780

                     -    3780

                     -    Asynch (xmodem)

                     -    SNA RJE

                     -    SNA NJE Direct

                     -    SNA NJE via Advantis

                     -    3780 Advantis

DISKETTES

     Diskettes allow payment directions and record updates to be downloaded from a PC for automatic updating to our benefit payment system.

     WITH DISKETTES, you can:

     - Download payment directions and record updates from your PC-based, plan administration system.

     -    Use ASCII or EBCDIC formats.

     SECURITY FEATURES

     - Each file is preceded by a security record incorporating your unique identification number and password.

     - Each file uses a control summary that reconciles the payments directed against the payments produced.

     TECHNICAL REQUIREMENTS

     - Participant information and control summaries must be formatted to Northern Trust's specifications.

     -    Carriage returns are required in position 81 for all records.

MAGNETIC TAPES

     Payment directions or record updates that are downloaded from a mainframe and placed on magnetic tapes are automatically loaded into Northern Trust's system.

     WITH MAGNETIC TAPE, you can:

     - Send information to Northern Trust when data transmissions are unavailable.

     SECURITY FEATURES

     - Each file is preceded by a security record incorporating your unique identification number and password.

     - Each file uses a control summary that reconciles the payments directed against the payments produced.

     TECHNICAL REQUIREMENTS

     - Participant information and control summaries must be formatted to Northern Trust's specifications.

Sample Reports

Payment and Deduction Report ..............................................   18
Impending File Change (Tickler) Report ....................................   19
Checks Outstanding Report .................................................   20
Checks Outstanding in the Out Account Report ..............................   20
Employee Contribution Data Discrepancy Report .............................   20
Distribution Code Report ..................................................   23
Lump Sum Distribution Data Discrepancy Report .............................   24
Annual Tax Report .........................................................   26

Payment and Deduction Report

ABC Company
ABC Pension
Location Code 0                              A
Client Code 1234
Client Rep Region 4                                               Trust 01-23456
1-15-96                                                           Trust 12-34567

LOC-ID                                     CHECK NO   EARNINGS                 YEAR-TO-     DEDUCTIONS              YEAR-TO-
SOCIAL SEC            NAME/ADDRESS         RET DATE   CATEGORY     CURRENT       DATE        CATEGORY     CURRENT     DATE
------------   -------------------------   --------   --------   ----------   ----------   -----------   --------   --------
0328 12345     Jane Harbor                 33337690   Fund A      10,000.00    10,000.00   Fed Tax       3,600.00   3,600.00
###-##-####    8816 Maple                  1-15-96    Fund B      10,000.00    10,000.00   CA Tax (12)     500.00     500.00
Terminated     Skokie, IL 60077                       Ord Inc.    16,000.00    16,000.00   Total***      4,100.00   4,100.00
Fed M/99/0                                 7          Cap Gain     2,000.00     2,000.00
State 0/00/0                                          Em Con       2,000.00     2,000.00
                                                      Gross***    20,000.00    20,000.00
                                                      Net****     15,900.00    15,900.00

0366 12345     Money Market Inc. Cust      33337691   Fund C      50,000.00    50,000.00   Total***          0.00       0.00
###-##-####    FBO Paul Linda IRA          1-15-96    Ord Inc.    50,000.00    50,000.00
Terminated     823 Financial Blvd.                    Gross***    50,000.00    50,000.00
Fed M/99/1     New York, NY 10023          G          Net****     50,000.00    50,000.00
State 0/99/0   Attn: Customer Service

               1818 Broadway, #5C
               New York, NY 10055

0525 12345     Lineal Slovak               Fed Wire   Fund A      50,000.00    50,000.00   Total***          0.00       0.00
###-##-####    First Federal Bank          1-15-96    Fund B      40,000.00    40,000.00
Terminated     Money Market, Inc.                     Fund D      10,000.00    10,000.00
Fed M/99/1     Acct. #5555-55              G          Cap Gain    10,000.00    10,000.00
State 0/99/0   ABA #123456789                         Ord Inc.    90,000.00    90,000.00
                                                      Gross***   100,000.00   100,000.00
               For further credit to                  Net****    100,000.00   100,000.00
               Lineal Slovak IRA account
               #6723881, Attn: Retail
               5576 Morning Glory Lane
               Boston, MA 23140


0525 12345     Larry Salasky               33337732   Benefit        938.22       938.22   Fed Tax          56.33      56.33
###-##-####    533 Sunflower Road          2-1-94     Supple         456.80       456.80   Medical          12.81      12.81
M/l/99         Iowa City, IA 52240                    Gross***     1,395.02     1,395.02   Total***         69.14      69.14
Active                                     J&S 100%   Net****      l,325.88     1,325.88
Fed M/01/0
State 0/99/0

                                            B

The Northern Trust Company

     PAYMENT AND DEDUCTION REPORT

          Produced every time a payment or redeposit is made, this report lists each participant's name, check number or EFT receiving institution, and payment amount for the current check run.

          The report is cumulative, reflecting each participant's current and year-to-date gross and net payment amounts and itemized deductions. The total payment amounts will equal the transactions posted in Northern Trust's accounting reports.

          "Tickler" messages that you create appear on this report as a reminder of future actions to be taken.

A    Non-periodic Report

B    Periodic Report

Impending File Changes for Period 11-02-96 Through 12-01-96

ABC PENSION

DATE THIS                                                                                                            CURRENT
CHANGE TO                           PARTICIPANT    PARTICIPANT NAME CHECK    PAYMENT INFORMATION CURRENTLY ON       DEDUCTION
TAKE EFFECT    ACTION TO BE TAKEN    LOC I.D. #       MAILING ADDRESS          NORTHERN TRUST'S MASTER FILE        INFORMATION
-----------   -------------------   -----------   -----------------------   ---------------------------------   ----------------
12 01 1996    Change Suppl          9999 01239    Mary Jane Evans #139643   Benefit   487.93   Suppl4   10.00   Fed. Tax    5.00
              Amount to $    0.00   Active        First National Bank       Supplmt   150.00   Suppl5   10.00   Medical     5.75
                                    ###-##-####   One South Main Street     Suppl1     10.00   Suppl6   10.00   Lifeins     1.50
                                                  Decatur IN 52139          Suppl2     10.00   Suppl7   10.00   Dental      2.00


12 01 1996    Change Suppl          9999 39112    Charlie Cooper            Benefit   923.43   Suppl4           Fed. Tax   10.00
              Amount to $    0.00   Active        P.O. Box 9137             Supplmt   300.00   Suppl5           Medicals    8.00
                                    ###-##-####   Chicago, IL 60606-9137    Suppl1             Suppl6           Lifeins     2.75
                                                                            Suppl2             Suppl7           Dental      1.25

                                     AUTHORIZED SIGNATURE ______________________

**** IMPLEMENT THE ABOVE LISTED CHANGES

THE NORTHERN TRUST COMPANY

     IMPENDING FILE CHANGE (TICKLER) REPORT

          This report notifies your benefits administrator of future participant changes that are maintained by Northern Trust and provides "tickler" messages one month prior to the previously directed change. As a result, actions can be verified, participant records can be updated, and new payment amounts can be efficiently processed.

          For auditing purposes, a copy of this report must be approved by an authorized signer and returned to your Northern Trust client service team before the changes are made. If a change listed on this report is no longer valid, the correction must be noted and returned to your client service team.

Checks Outstanding Report up to 12/31/95

ABC Company
ABC Pension
Location Code
Client Code 1234
Client Rep: Region 4
1-15-96

LOC-ID              NAME                  ADDRESS       CHECK NUMBER   AMOUNT   CHECK DATE   ISSUE DATE
---------   ------------------   --------------------   ------------   ------   ----------   ----------
243993826   Jane M. Griffin      1373 Old Salisbury       27465185      44.00    02/01/95     01/24/95
                                 Rd Winston OH 27107

243999967   Blake N. Johnson     2612 A Merrill           26010147     129.96    09/01/95     08/27/95
                                 Dr Green VA 27407

245998326   Mark J. Clodfelter   Apt 33 Pinewood Rd       28378530      35.97    05/01/95     04/24/95
                                 Thomasville MD 27360

245998326   Mark J. Clodfelter   Apt 33 Pinewood Rd       28676389      35.97    O5/O1/95     05/23/95
                                 Thomasville MD 27360

245998326   Mark J. Clodfelter   Apt 33 Pinewood Rd       29250879      35.97    08/01/95     07/24/95
                                 Thomasville MD 27360

245994956   John R. Frye         1624 Brown Street        25158835       13.36   06/01/95     05/24/95
                                 Thomasville MD 27360

Number of checks   6   For a total amount of 295.23   For location code
Number of checks   6   For a total amount of 295.23   For pension plan ABC

The Northern Trust Company

     CHECKS OUTSTANDING REPORT

          This report lists checks that have been outstanding for more than 45 days. Your client service team needs your direction to stop payment and redeposit the check to the trust account or to stop payment and reissue another check to the participant.

          For checks that are reissued, current addresses will be required. For any checks that were issued in a different tax year, the prior year's tax information may need to be corrected. Indicate these corrections on the report and send a duplicate to your client service team.

Checks Outstanding in the Out Account

ABC Company
ABC Pension
Location Code: 0
Client Code: 1234
Client Rep: Region 4
1-15-96

LOC-ID                     NAME                   ADDRESS          CHECK NUMBER  AMOUNT  CHECK DATE  ISSUE DATE
----------------  ----------------------  -----------------------  ------------  ------  ----------  ----------
004221288         Clarence N. Palmer      P. O. Box 1065             40301283    380.34   06-01-94    05-20-94
                                          Lexington Park MD 20653
004306269         R. M. Warmen            P. O. Box 202655           27424243     52.81   02-01-91    01-24-91
                                          Anchorage AK 99520
019051988         D. K. Hallock           9H Cape Shores Blvd        28635232    126.82   06-01-91    05-23-91
                                          Cape Canaveral FL 32920
23149039          P. C. Balch Jr.         160 Elmwood Avenue         40301331    180.14   06-01-94    05-20-94
                                          Glen Rock NJ 07452
39098374          L. Jeffcote 3730153856  First Florida Bank NA      39626873     74.87   04-01-94    03-23-94
                                          4-8 Broadway
                                          Kissimmee FL 32741
05026603          C. Bergamini            6518 13Th Avenue           26257570     13.02   10-01-90    09-24-90
                                          Brooklyn NY 11219
054169059         G. J. Bohrer            188 Oak Park PI            38946105     25.88   02-01-94    01-21-94
                                          Pittsburgh PA 15243
056169020         L. Gonzalez             546 Main St Apt C923       33769824     53.99   11-01-92    10-23-92
                                          Roosevelt Ist NY 10044

Number of checks   9   For a total amount of $907.87
Number of checks   0   For a total amount of $0.00

The Northern Trust Company

CHECKS OUTSTANDING IN THE OUT ACCOUNT

     This report lists checks that have been outstanding for more than 18 months. Checks placed on this report are automatically stopped. Your client service team requires a current address for any checks that you wish to reissue.

Employee Contribution Data Discrepancy Report

Plan Number ABC
Plan Name The ABC Company
Customer Rep. Region 4
12-31-95

            PARTICIPANT                  EMPLOYEE    UPDATE   EXCLUSION  UPDATE   ANNUALIZED      LIFE     OVERRIDE   UPDATE
 LOC ID#       NAME       RETIRE DATE  CONTRIB ERF1   ERF1   RATIO ERF2   ERF2   BENEFIT OTRT  EXPECTANCY    (Y/N)   OVERRIDE
---------  -------------  -----------  ------------  ------  ----------  ------  ------------  ----------  --------  --------
217299518  D. L. Adams      12-01-90      4,302.00   ______      0.34    ______    13,137.24    000096.31            ________
220199440  E. Barker        08-01-89     10,417.37   ______      0.00    ______    40,660.80            *            ________
484399543  Bryson           07-01-89         79.73   ______      0.03    ______     2,739.96    000097.00            ________
231299831  Y. Bullock       07-01-90        466.92   ______      0.15    ______     5,071.44    000061.38            ________
220299159  R. Cecil         06-01-89      1,214.00   ______      0.39    ______           --            *            ________
201199573  G. Crum          09-01-89     16,807.09   ______      0.00    ______    10,580.16            *            ________
251699583  W. Cunningham    11-01-89        876.12   ______      0.23    ______     5,976.36     00063.74            ________
419200763  A. Dickenson     03-01-91      4,798.05   ______      0.57    ______    16,586.52    000050.75            ________
193299147  M. Fleagle       08-01-89     13,883.06   ______      9.01    ______           --            *            ________

AUTHORIZED SIGNATURE:__________________________

The Northern Trust Company

     EMPLOYEE CONTRIBUTION DATA DISCREPANCY REPORT

          This report identifies recipients of periodic payments that have incomplete or incorrect distribution information.

          For employees making monthly non-taxable contributions, information including the employee contribution amount, the exclusion ratio, and the annualized benefit at retirement is required.

          An asterisk in the life expectancy column indicates that some or all of this information is missing. If you do not supply the missing information to your client service team, the participant's taxable amount will appear as "not determined" on his tax form.

          If an employee's life expectancy at retirement is less than five years or greater than 45 years, his taxable amount will show up as "not determined" on his tax form. You are required to review and correct the employee contribution amount, the exclusion ratio, and the annualized benefit at retirement on the report. If no change is required, write "y" in the update override column so the taxable amount will be calculated.

Distribution Code Report

Plan Number: 012396
Plan Name: ABC Pension
Customer Rep Region 4
12-31-95

                                          RETIREMENT                                    NEW DISTRIB CODE
 LOC ID#         NAME          SSNO       DATE (HIRE)      DOB     STATUS   YTD GROSS    (NUMERIC) DS12
----------   ------------   -----------   -----------   --------   ------   ---------   ----------------
6669 99772   J. M. Greene   ###-##-####    01-01-96     08-21-38      A       903.06    ________________
6559 95447   J. B. Allan    ###-##-####    12-01-95     09-29-30      A     1,030.62    ________________
6619 91411   W. S. Ward     ###-##-####    12-01-95     03-16-40      A       844.00    ________________
3299 93124   C. K. Dunn     ###-##-####    01-01-96     05-08-39      A       148.09    ________________
6539 95447   P. R. Frye     ###-##-####    01-01-96     10-02-38      A     2,101.47    ________________

AUTHORIZED SIGNATURE:
                      -------------------------------

The Northern Trust Company

DISTRIBUTION CODE REPORTS

     This report lists periodic participants that have missing incorrect numeric distribution codes. This information is required by the IRS for all benefit disbursements.

Lump Sum Distributions Data Discrepancy Report

ABC Company
ABC pension
Customer Rep Region 4
12-31-95

                                                                       ORD               NET                  A
LOC ID#     PARTICIPANT NAME     SSNO    1ST PYMT   GROSS   CAP GAIN  INCOME   EM CON  APPREC  IRA     WARNING MESSAGES
--------   ----------------- ----------- -------- --------- -------- -------- -------- ------ ---- -----------------------
1539 92043 Lennert B. Svard  ###-##-#### 02-28-95  5.333.16   0.00       0.00     0.00  0.00  0.00
                                         08-14-95                                                  No tax information
2539 99858 Eddie D. Shansey  000-00-0000 01-31-95  2.369.65   0.00      66.30 2.303.35  0.00  0.00
                                         07-15-95                                                  SSN invalid or missing
2559 93948 Tom L. Thompson   ###-##-#### 04-12-95  1.909.31   0.00      47.42 1.861.89  0.00  0.00
                                         10-16-95                                                  Address is missing
3509 93993 Peter M. Toms     ###-##-#### 01-31-95  2.410.86   0.00     117.42 2.298.44  0.00  0.00
                                         09-17-95                                                  Multiple lump sum types
1469 99478 Michael A. Walden ###-##-#### 01-31-95  3.895.54   0.00     158.33 3.737.21  0.00  0.00
                                         10-16-95                                                  Lump sum type not given
3279 94516 Angle M. Warren   ###-##-#### 03-19-95      0.00   0.00     111.40 1.738.60  0.00  0.00
                                         09-17-95                                                  No grose
2679 93978 John T. Watson    ###-##-#### 03-19-95 11.065.75   0.00   4.022.38 4.043.37  0.00  0.00
                                                                                                   Payments > > tax history

AUTHORIZED SIGNATURE:
                      -----------------
The Northern Trust Company

                  LUMP SUM DISTRIBUTION DATA DISCREPANCY REPORT

     This report lists non-periodic participants that have missing or incorrect tax information.

A WARNING MESSAGES identify information we need from you to update your participants' tax records:

     NO TAX DATA GIVEN -- Tax information was not provided with the original payment authorization. The breakdown of capital gain, ordinary income, employee contribution, and net appreciation is required.

     PAYMENT>>TAX DATA -- The payment amount issued was greater than the tax data supplied. Verification or updated tax information is required.

     DISTRIBUTION CODE MISSING -- The numeric distribution code required for the participant's payment is missing. The correct numeric distribution code is required.

     LUMP SUM TYPE NOT GIVEN -- The type of distribution was not included on the original payment authorization. Indicate if it was a partial or total distribution. If the payment was a total distribution, indicate if it qualifies for 5/10 year averaging and if the death benefit exclusion applies.

     MULTIPLE TYPE -- This indicates that the participant's file includes partial and total distributions. Indicate if the participant should receive one or two tax forms. If two tax forms are needed, indicate the total gross amount and taxes for each type of payment.

     SSN INVALID OR MISSING -- The social security number provided was invalid or missing. A correct social security number is required. If the social security number is missing because the participant is not a U.S. citizen, provide the country of residence. An invalid social security number is shown as follows: all numbers are zeros, the first three digits are zeros, the first three digits are nines, or all digits are the same.

     MAILING ADDRESS MISSING -- No mailing address was provided. To mail the tax form, a mailing address is required.

     Rollover distributions are not included on the tax warning reports because the IRS does not require the tax breakdown. The alpha distribution code for all rollovers will default to "G" unless the override option has been marked "YES" on the payment form or file.

Annual Tax Report

ABC Company
ABC Pension
Client Code: 1234
Client Rep Region 4

LOCATION/ID#        PARTICIPANT NAME AND ADDRESS         1099R CATEGORY          AMOUNT         1099R CATEGORY        AMOUNT
------------        ----------------------------   --------------------------   -------   -------------------------   ------
2   50039472        Damon L. Wayne Jr.             Box 1 - Gross distribution    693.00   Box 6 - Net apprec.          0.00
SSNO ###-##-####    P. O. Box 549                  Box 2A - Taxable amount         0.00   Box 7 - Distribution code    G
                    Geneva SC 30295                Box 2B -                               Box 8 - Other
                                                   Box 3 - Capital gain            0.00   Box 10 - St. taxes           0.00
                                                   Box 4 - Fed tax wthld           0.00   Box 12 - St distrib
                                                   Box 5 - Employee contrib        0.00   Box 13 - Local taxes         0.00
                                                                                          Box 14 - Locality
2   25292852        Evelyn C. King                 Box 1 - Gross distribution    738.00   Box 6 - Net apprec.          0.00
SSNO ###-##-####    Rte 6 Box 40                   Box 2A - Taxable amount         0.00   Box 7 - Distribution code    G4
                    Wilson CO 39275                Box 2B -                               Box 8 - Other
                                                   Box 3 - Capital gain            0.00   Box 10 - St. taxes           0.00
                                                   Box 4 - Fed tax wthld           0.00   Box 12 - St distrib
                                                   Box 5 - Employee contrib        0.00   Box 13 - Local taxes         0.00
                                                                                          Box 14 - Locality
2   49249275        Darryl Roberts                 Box 1 - Gross distribution   1920.60   Box 6 - Net apprec.          0.00
SSNO ###-##-####    5930 Sheridan Blvd             Box 2A - Taxable amount      1920.60   Box 7 - Distribution code    7
                    Robertsdale IL 60386           Box 2B -                               Box 8 - Other
                                                   Box 3 - Capital gain            0.00   Box 10 - St.taxes            50.00
                                                   Box 4 - Fed tax wthld         180.00   Box 12 - St distrib          IL
                                                   Box 5 - Employee contrib        0.00   Box 13 - Local taxes         0.00
                                                                                          Box 14 - Locality
2   48449285        Dorothy F. Gale                Box 1 - Gross distribution    750.84   Box 6 - Net apprec.          0.00
SSNO ###-##-####    259 S. Toronado                Box 2A - Taxable amount         0.00   Box 7 - Distribution code    H
                    Kansas City KS 34920           Box 2B -                               Box 8 - Other
                                                   Box 3 - Capital gain            0.00   Box 10 - St. taxes           0.00
                                                   Box 4 - Fed tax wthld           0.00   Box 12 - St distrib
                                                   Box 5 - Employee contrib        0.00   Box 13 - Local taxes         0.00
                                                                                          Box 14- Locality
B   47368392        Andy Partridge                 Box 1 - Gross distribution    669.20   Box 6 - Net apprec.          0.00
SSNO ###-##-####    1910 Fruitgum Court            Box 2A - Taxable amount         0.00   Box 7 - Distribution code    1
                    Salt Lake City UT 34298        Box 2B -                               Box 8 - Other
                                                   Box 3 - Capital gain            0.00   Box 10 - St. taxes           0.00
                                                   Box 4 - Fed tax wthld           0.00   Box 12 - St distrib
                                                   Box 5 - Employee contrib      669.20   Box 13 - Local taxes         0.00
                                                                                          Box 14 - Locality

The Northern Trust Company

     ANNUAL TAX REPORT

     This report reflects information that is filed with the Internal Revenue Service on the annual tax forms.

Input Forms and Sample Check

Periodic Payment Form ....................................................    28
Non-Periodic Payment Form ................................................    29
Sample Check .............................................................    30

Periodic Payment Form

                                                           IB 2 ____   IA 2 ____

                       2426-0602 5228 - MOORE SPEEDISET(R) MCP(R) PATENTED 1905 ALL RIGHTS RESERVED 305

YOU ARE HEREBY AUTHORIZED                  THE NORTHERN TRUST COMPANY                PARTICIPANT AUTHORIZATION FORM
[ ] COMMENCE PAYMENT             P.O. Box 92904, Chicago, Illinois 60675-2904        BENEFIT PAYMENT SERVICES C-3N
[ ] CHANGE AS FOLLOWS                         (312) 630-6000
CHECK MAILING INSTRUCTIONS                                                           DEDUCTION CATEGORIES:
                                                                                     F.I.T.W. ELECTION
SEND INITIAL                                          Effective Date _______________ [ ] DO NOT WITHHOLD TAX
CHECK TO      [ ] PAYEE                                                              [ ] STANDARD-Married/3 Exemp
              [ ] COMPANY ______________________      Date of Death ________________ Married [ ] % of       [ ]
                                                                                     Single  [ ] Exemptions
TRUST ACCOUNT NAME                                    Comments _____________________
_____________________________________________________
                                                      E  Misc Filed 1   CHANGE            SPECIFIED AMOUNT
Plan No         Participant Identification Number     M               STATUS TO:     F  F I T W
                                                      O               Active = A     E
_______   ___________________________________________ S _____________ Inactive = I   D
                                                                      Terminated = T A _________________________ _____________
  IS PARTICIPANT A U.S. CITIZEN [ ] YES [ ] NO
S Social Security Number     M    Retirement Date     E  Misc Filed 2                  STATE TAX ELECTION
S                            I                        M                       47                                 STATE CODE
N                            R                        O                      STAT      Married [ ] % of      [ ]  [ ]   [ ]
O __________________________ E ______________________ S _____________        [ ]       Single  [ ] Exemptions
                                                                                       SPECIFIED AMOUNT
                                                      PAYMENT CATEGORIES:                   New Rate              Old Rate
N Participant Name (PLEASE PRINT OR TYPE)                    New Rate     Old Rate
A                                                     S Regular Benefit              O State Tax
M                                                     A                              A
E ___________________________________________________ L                              0
                                                      Y ________________ ___________ 3 _________________________ _____________
CHECK ADDRESS
A Miscellaneous Address Line                          E Payment Field 3              D NRA/Local
D                                                     R                              N
R                                                     N                              0
1 ___________________________________________________ 3 ________________ ___________ 4 _________________________ _____________

A Street Address                                      E Payment Field 4              D Medical 5
D                                                     R                              N
R                                                     N                              0
2 ___________________________________________________ 4 ________________ ___________ 5 _________________________ _____________

A City                   State             Zip Code   E Payment Field 5              D Life Ins 6
D                                                     R                              N
R                                                     N                              0
3 ___________________________________________________ 5 ________________ ___________ 6 _________________________ _____________

  Account #                                           E Payment Field 7              D Optional Field 7
                                                      R                              N
                                                      N                              0
  ___________________________________________________ 7 ________________ ___________ 7 _________________________ _____________

HOME ADDRESS - IF DIFFERENT THAN CHECK ADDRESS

M Miscellaneous Address Line                          E Payment Field 8              D Optional Field 8
O                                                     R                              N
9                                                     N                              0
2 ___________________________________________________ 8 ________________ ___________ 8 _________________________ _____________

M Street Address                                      E Payment Field 9              D Optional Field 9
O                                                     R                              N
9                                                     N                              0
2 ___________________________________________________ 9 ________________ ___________ 9 _________________________ _____________

M City                   State             Zip Code   E Payment Field 10             D Optional Field 10
?                                                     R                              N
?                                                     N                              1
? ___________________________________________________ 0 ________________ ___________ 0 _________________________ _____________
                                                                          RETRO ACTIVE PAYMENTS:
  ADDITIONAL PARTICIPANT INFORMATION: Tickler Messages (Future Changes)    52 [ ] ISSUE SEPARATE CHECK IMMEDIATELY
E Effective Date     M Message                                             56 [ ] COMBINE WITH NORMAL PAYMENT
M                    ?                                                        Payment Amounts        Deduction Amounts
?                    ?                                                      Regular Benefit          FITW
? __________________ ? _________________________________________________ 01                       02
      FUTURE BENEFIT CHANGE                FUTURE BENEFIT CHANGE           _____________________    _________________________
D Effective Date     D New Amount    D Effective Date     D New Amount      Payment field 3          State Tax
A                    B               A                    B              03                       03
1                    1               1                    1
1 __________________ 1 _____________ 2 __________________ 2 ____________    _____________________    _________________________
     FUTURE SUPPLEMENT CHANGE              FUTURE MEDICAL CHANGE
D Effective Date     D New Amount    D Effective Date     D New Medical     Payment field 4          NRA Local
A                    B               A                    B              04                       04
1                    1               1                    1
4 __________________ 4 _____________ 3 __________________ 3 ____________    _____________________    _________________________
        FUTURE INSURANCE CHANGE                 DISTRIBUTION CODE
D Effective Date     D New Insurance   D Alpha Numeric                      Payment field 5          Medical 5
A                    B                 B                                 05                       05
1                    1                 1
5 __________________ 5 _____________   7 ________________________           _____________________    _________________________
 EMPLOYEE CONTRIBUTION INFORMATION: (All Three Fields Must Be Completed)    Retro Active 6           Life Ins 6
? Contribution         ? Exclusion Ratio     ? Annualized Benefits       06                       06
?                      ?                     ?
?                      ?                     ?                              _____________________    _________________________
? ____________________ ? ___________________ ? _________________________    Payment field 7          Optional field 7
      OPTIONAL STORAGE INFORMATION:                                      07                       07
? Date of Birth        ? Date of Hire        ? Retirement Type
?                      ?                     ?                              _____________________    _________________________
?                      ?                     ?                              Payment field 8          Optional field 8
? ____________________ ? ___________________ ? _________________________ 08                       08

           Sex       M Miscellaneous Data Field A                           _____________________    _________________________
   Male              ?                                                      Payment field 9          Optional field 9
   Female _____      ?                                                   09                       09
                     ? _________________________________________________
                                                                            _____________________    _________________________
? Illegible DOB      ? Miscellaneous Data Field B                           Payment field 10         Optional field 10
?                    ?                                                   10                       10
?                    ?
? __________________ ? _________________________________________________    _____________________    _________________________

Illegible                        Authorized Signature             Authorized Signature           Date

_______________________________  _______________________________  _____________________________  _____________________________
P-5000-860a [R 8/96] WHITE - NORTHERN TRUST COPY                                                      (GRAPHIC) PRINTED ON
                                                                                                                RECYCLED PAPER

For clients not using an automated method for updating participant records or directing payments, Northern Trust uses two forms to initiate directions.

                                                     Non - periodic Payment Form

                                               MOORE SPEEDISET(R) MCP(R) PATENTED 1905

                                                     THE NORTHERN TRUST COMPANY
                                          NON-PERIODIC DISTRIBUTION (LUMP SUM) REQUEST FORM

YOU ARE HEREBY AUTHORIZED TO MAKE THE FOLLOWING PAYMENT:  CLIENT INTERNAL USE / SPECIAL INSTRUCTIONS
TRUST ACCOUNT NAME                                        --------------------------------------------------------------------------

--------------------------------------------------------- --------------------------------------------------------------------------

                                                          --------------------------------------------------------------------------

Plan No            Participant Identification Number      TYPE OF DISTRIBUTION: PLEASE CHECK BOX 1, 2, OR 3

----------------   --------------------------------------

Participant Name - Please Print or Type:                  1 [ ] TOTAL DISTRIBUTION: (Issue 1099R Tax Form)
                                                                Mark Applicable Box Below
---------------------------------------------------------       [ ] Qualified Lump Sum
                                                                    (Alpha Distribution Code "A" qualifies for 5, 10 year averaging)
Social Security Number                                          [ ] Not Qualified Lump Sum (No Alpha Distribution Code)
                                                                [ ] Death Benefit Exclusion Applies (Alpha Distribution
                                                                    Code "B")
------------------------------------                            [ ] Qualified Lump Sum & Deam Benefit Exclusion
                                                                    (Alpha Distribution Code "C")

Miscellaneous Address Line                                2 [ ]  PARTIAL DISTRIBUTION:

--------------------------------------------------------- 3 [ ]  ANNUITY PAYMENT

Street Address                                            BENEFICIARIES PERCENTAGE               DISTRIBUTION
                                                          OF TOTAL DISTRIBUTION                  CODE:
---------------------------------------------------------                                       E  Number Code
                                                                  %                             M
                                                          --------                              0  -----------
                                                                                                5
City                    State           Zip Code

--------------------------------------------------------- ISSUE PAYMENT TO:  [ ] PARTICIPANT  [ ] ROLLOVER # 1 [ ] ROLLOVER # 2
DO NOT EXCEED 24 SPACES PER LINE                          SEND CHECK TO:  [ ] PARTICIPANT  [ ] COMPANY [ ] ROLLOVER INSTITUTION
IS PARTICIPANT A U.S. CITIZEN [ ] YES [ ] NO

====================================================================================================================================
FEDERAL INCOME TAX WITHHOLDING: PLEASE CHECK ONE          STATE INCOME TAX WITHHOLDING: PLEASE CHECK ONE

   [ ] DO NOT WITHHOLD FEDERAL INCOME TAX                 STATE
   [ ] WITHHOLD 20%                                        CODE    [ ] DO NOT WITHHOLD STATE INCOME TAX
   [ ] WITHHOLD 10%                                                [ ] AMOUNT TO BE WITHHELD AUTHORIZED BY PAYEE $ _________________
   [ ] AMOUNT TO BE WITHHELD AUTHORIZED BY PAYEE  $ _____ __ __
                                                                                 NON-RESIDENT ALIEN TAX (IF APPLICABLE)

                                                                                 NRA%                       NRA Code

                                                                                 ------------------------   ------------------------

PAYMENT CATEGORIES:
------------------------   ------------------------   ------------------------   ------------------------   ------------------------
         Fund A                      Fund B                    Fund C                     Fund D                      Fund E


------------------------   ------------------------   ------------------------   ------------------------   ------------------------
01                         02                         03                         04                         05

1099R TAX INFORMATION:                                                                                         IRA DISTRIBUTIONS:
------------------------   ------------------------   ------------------------   ------------------------   ------------------------
     Capital Gain               Ordinary Income         Employee Contribution         Net Application              IRA Amount


------------------------   ------------------------   ------------------------   ------------------------   ------------------------
06                         07                         08                         09                         10

                                                                           WARNING TO BE USED FOR DISTRIBUTIONS FROM IRA PLANS ONLY

                ROLLOVER PAYMENT DATA - CHECKS                                    ROLLOVER PAYMENT DATA - FED WIRES

Rollover Institution Name                                       Bank Name

-------------------------------------------------------------   --------------------------------------------------------------------

Rollover Address # 1                                            City & State

-------------------------------------------------------------   --------------------------------------------------------------------

Rollover Address # 2                                            ABA Number

-------------------------------------------------------------   --------------------------------------------------------------------

Rollover Address # 3                                            Account Name

-------------------------------------------------------------   --------------------------------------------------------------------

Account Number                                                  Account Number

-------------------------------------------------------------   --------------------------------------------------------------------

FEDERAL WIRE TEXT (MAXIMUM 70 CHARACTERS)

_________________________________________________________________________________________ OVERRIDE (SUCCESSOR TRUSTEE)  Y [ ]  N [ ]

____________________________________________________________________________________________________________________________________

Originator                      Authorized Signature                 Authorized Signature               Date

-----------------------------   ----------------------------------   --------------------------------   ----------------------------
P.O. Box 92904 Chicago, Illinois 60675-2904  (312) 630-6000   ATTN Benefit Payment Services C-3N

FORM NC 1872 RS 92                                                                                          (GRAPHIC) PRINTED ON
                                                                                                                      RECYCLED PAPER
                                NORTHERN TRUST COPY

Sample Check


CHANGE OF ADDRESS(PLEASE PRINT)   SSN: ###-##-#### For address corrections
STREET ADDRESS                                          send this form to:
___________________________________________________
___________________________________________________ The Northern Trust Company
                                                     Benefit Payment Services
CITY                            STATE                    P.O. Box. 92922
_______________________________ _________            Chicago Illinois 60675-2922
ZIP + 4                         SIGNATURE
________________ - ____________ REQUIRED _______________________________________

THE NORTHERN TRUST COMPANY      All other requests should
C/O JOE A. WILSON               be directed to:
801 SOUTH CANAL                 The Northern Trust Company
CHICAGO, ILLINOIS 60675         Benefit Payments Services
                                P. O. Box 92904
                                Chicago, Illinois 60675-2904

JAW   1234567890

                      Statement of Payments and Deductions

                    Payments
            ----------------------
            Current   Year to Date
            -------   ------------
BENEFIT      190671       953355
             ------       ------
   Totals    190671       953355
             ------       ------

                  Deductions
            ----------------------
            Current   Year to Date
            -------   ------------
BAS. MED     10899         54495
FED. TAX     37748        188740
             -----        ------
   Totals    48647        243235
             -----        ------

Check Date

10-15-1995

Net Amount

****142024

NAME: JOE A. WILSON                                             JAW   1234567890
SSN:  ###-##-####

             IMPORTANT: Fold on perforation before detaching check.

                                ACMI CORPORATION
                           ANNUITY RETIREMENT PROGRAM

          Date               PLEASE DELIVER TO THE TRUSTEE         (Illegible)
       10-15-1995               OR CUSTODIAN FOR DEPOSIT
        000000035                    Not Negotiable
Pay to the order of:         THE NORTHERN TRUST COMPANY
  IRA ACCT NUMBER            C/O JOE A. WILSON
  123-456789-876543          801 SOUTH CANAL
                             CHICAGO, ILLINOIS 60675

The Northern Trust Company
  Chicago, Illinois 60675             JAW 1234567890        Authorized Signature


Attached to the check are a detachable CHANGE OF ADDRESS form and a STATEMENT OF PAYMENT AND DEDUCTIONS.

                                    EXHIBIT B
                                     PAGE 1
                                      Fees

Fees for Dole Food Company, Inc.

Northern Trust's fees are comprised of the following components: Account based fees, One line asset based charges, Daily Valuation charges, Company Stock account charges and benefit payment fees. These fees are unique to Dole Food Company, Inc. and are based on the current account structure, asset composition and reporting requirements of the Dole Food Company, Inc. Master Retirement Savings Trust (Daily Valuation). Additionally, the fees listed below being unique are confidential.

Account Based Fee                        $ 2,000.00 per year per Account*; ****
One Line Assets**                        $ 1,000.00 per year for each One Line Asset
Company Stock Account***                 $ 5,000.00 per year per Company Stock Account
Daily Valuation Charges                  $20,000.00 per year
Benefit Payments including loan checks   $     5.00 per issue including all ACH distributions

The fees outlined above are guaranteed for a period of three years assuming there are no substantive changes to the account structure and services currently in place (the "Structure and Services"). Changes to the Structure and Services may require modification to the fees contained herein. Such modification to these fees shall be mutually agreed to by The Northern Trust Company and Dole Food Company, Inc.

* For purposes of this fee schedule, "Account" means any Separate Account as defined in Section 1.16 of Dole Food Company, Inc. Master Retirement Savings Trust (Daily Valuation) (the "Trust Agreement") (including the Separate Accounts and Trustee Investment Accounts composing the Investment Funds (with the exception of the Company Stock Investment Fund) established under the Trust Agreement).

** For purposes of this fee schedule, "One Line Asset" means shares or units of a mutual fund, limited partnership interests, insurance contracts or other assets requiring only a single line entry for accounting requirements. The Company Stock Account is not assessed a One Line Asset based charge.

*** The Company Stock Account holds the assets of the Company Stock Investment Fund and consists of cash and common stock of Dole Food Company, Inc. The Company Stock Account shall not be assessed an Account Based Fee.

**** The Clearing Account is an Account established for operational purposes for making distributions and accepting contributions. No Account Based Fee and One Line Asset Based Fee will be assessed in respect of the Clearing Account.

                                   EXHIBIT B
                                     PAGE 2
                             MISCELLANEOUS EXPENSES:

1. Postage -- For Benefit Payment checks, postage is included in the check processing fee charge.

2. 5500 Reporting Package -- No Charge. Please Note: The Form 5500 filing is prepared and submitted to the appropriate regulatory agencies by Dole Food Company, Inc. and submitted.

3. Telex and Stamp Duties -- Telex and Stamp Duties may be assessed should the account structure be expanded to include the need for the use of Northern's global sub-custodian network.

4. Proxy Voting expenses/Fees: The Northern Trust Company does not assess a charge for Company Stock proxies relating to annual meetings of Dole Food Company, Inc. where shareholders have the right to approve the appointment of directors and auditors. The transfer agent Boston Equiserve or another tabulating agent appointed by the Investment Committee under the Trust may assess a fee which will be paid by Dole Food Company, Inc.

5. Legal/Consulting/Accounting Costs: To the extent The Northern Trust Company incurs reasonable legal, consulting or accounting costs in non-recurring events in its administration of the Trust Fund, The Northern Trust Company shall submit the invoices received by it for such costs to Dole Food Company, Inc. for reimbursement provided that such fees are reasonably incurred. The Northern Trust Company will not allocate costs for work generally applicable to The Northern Trust Company's standard trust services.

6. Cash Sweep Fee: The annualized Sweep Fee is 0.15% and is assessed daily against the amount of cash held by the Trust Fund invested in the Collective Short Term Investment Fund (STIF). STIF is a collective fund established by The Northern Trust Company.

                          TRUSTEE ACCOUNT FEE ANALYSIS
                                EXHIBIT B PAGE 3

                               BENEFIT DISBURSEMENT

                                  PAPERLESS                                                                                COPIES
            NON     LUMP            LOAN          EXPENSE       WIRE      TRANSFER    STOP        STOCK       COPIES OF    OF PAID
          PERIODIC  SUM   LOAN  DISBURSEMENTS  DISBURSEMENTS  TRANSFERS  DISBURSE.   PAYMENT  DISTRIBUTIONS  PAID CHECKS     CKS
          --------  ----  ----  -------------  -------------  ---------  ---------  --------  -------------  -----------  --------
NORTHERN    5.00    5.00  5.00      5.00         INCLUDED        15       INCLUDED  INCLUDED    INCLUDED      INCLUDED    INCLUDED
                                                                AUTO
                                                                 25
                                                                MANUA
                                                                  1

          FEDERAL INCOME TAX
              WITHHOLDING     STATE INCOME TAX WITHHOLDING  DEPOSIT & REPORTING OF WITHHELD TAXES
          ------------------  ----------------------------  -------------------------------------
NORTHERN       INCLUDED                 INCLUDED                           INCLUDED

                               STRUCTURAL CHARGES

                                          PER                                       PER        ASSET BASED
          PER COMPANY  PER SEPARATE   PARTICIPANT     PER LINE        PER      PLAN/HOLDING      CHARGES
           STOCK ACCT     ACCOUNT    LOAN ACCOUNT  ASSET ACCOUNT  UNITIZATION     ACCOUNT    (BASIS POINTS)
          -----------  ------------  ------------  -------------  -----------  ------------  --------------
NORTHERN     5,000         2,000         1,000         1,000        INCLUDED     INCLUDED           0

                                TRANSACTION FEES

               PER MUTUAL
          FUND/COMMINGLED FUND                     PER DOLE    PER LOAN POOL          PER             PER PHYSICAL
                 TRADE          PER MUTUAL FUND  COMMON STOCK   TRANSACTION   DEPOSITORY BUY/SELL  DELIVERY BUY/SELL
          --------------------  ---------------  ------------  -------------  -------------------  -----------------
NORTHERN        NO CHARGE          NO CHARGE       NO CHARGE     NO CHARGE         NO CHARGE           NO CHARGE

                                 OTHER FEES

          PER FUTURES    PER MARGIN     PER ESTABLISHMENT OF    PER WIRE     PER FOREIGN EXCHANGE   PER OPTIONS
          TRANSACTION  VARIATION WIRE  FUTURES BROKER AGRMNT  TRANSFER OUT  NOT EXECUTED @ TRUSTEE   ROUND TRIP
          -----------  --------------  ---------------------  ------------  ----------------------  -----------
NORTHERN   NO CHARGE      NO CHARGE          NO CHARGE          NO CHARGE          $50/TRADE         NO CHARGE

                                  SERVICE FEES

               PROXY
          ADMINISTRATION  PREPARATION  EACH PROXY  EACH PROPOSITION,   MAILING      OUT OF
                FEE        OF PROXIES  TABULATION      PER PROXY       SERVICES  POCKET COSTS
          --------------  -----------  ----------  -----------------  ---------  ------------
NORTHERN       $0.00         BOSTON      BOSTON    BOSTON EQUISERVE   NO CHARGE    NO CHARGE
                           EQUISERVE    EQUISERVE